Exhibit 32.2

SECTION 1350 CERTIFICATION

In connection with the quarterly report of Artificial Intelligence Technology Solutions Inc. (the “Company”) on Form 10-Q for the period ended November 30, 2023 as filed with the Securities and Exchange Commission (the “Report”), I, Anthony Brenz, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: January 16, 2024	BY: /s/ Anthony Brenz
Anthony Brenz
Chief Financial Officer (principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.